INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 16 to Registration Statement on Form N-1A under the Securities Act of 1933, filed under No. 33-51626, of our report dated January 24, 2003, relating to Schwartz Investment Trust, including Schwartz Value Fund and Ave Maria Catholic Values Fund, incorporated by reference in the Statement of Additional
Information, and to the references to us under the captions "Financial Highlights" in the prospectus and "Auditors" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.

/s/  DELOITTE & TOUCHE LLP

Columbus, Ohio
April 28, 2003